Jupiter Wellness Initiates Clinical Trial for CaniDermRx in the Treatment of First Degree Burns

Study data to be used in planned IND filing with U.S. FDA

Jupiter, FL – Accesswire - November 13, 2020 - Jupiter Wellness, Inc. (Nasdaq: JUPW), a leading developer of cannabidiol (CBD) based medical therapeutics and wellness products, today announced it has initiated an exploratory clinical study of CaniDermRx, its prescription topical cream candidate which combines CBD and aspartame as its active ingredients, in the treatment of first degree burns. While no double-blind, randomized controlled study has demonstrated efficacy of a CBD-aspartame product in the treatment of burns to Jupiter’s knowledge, CaniDermRx may be effective in this indication based on its dual mechanisms of action. Since, cannabinoid receptor I (CB1R) is known to be rapidly expressed in mononuclear and fibroblastic cells following skin wounding, and aspartame has been found to induce angiogenesis in-vitro and in-vivo, Jupiter believes that CaniDermRx may accelerate burn wound healing compared to products currently on the market.

The double blind, placebo controlled study’s protocol is in line with U.S. Food and Drug Administration (FDA) Phase I studies and will recruit an estimated 50 patients through clinical sites in Europe and Asia. Subjects will be first-degree burn patients newly diagnosed with superficial partial thickness burns on 10% or less of the total body surface area. The primary endpoint of the study is time to full re-epithelialization of the wound.

“We are pleased to commence this clinical study in what is now our second indication for our CBD-based prescription therapeutic candidate CaniDermRx. As the number of burn cases is increasing worldwide, we are eager to explore the healing potential of CaniDermRx’s dual mechanisms of action for this patient population. Data resulting from the study would be included in an Investigational New Drug (IND) application that we intend to file with the FDA for Phase I or II studies in the U.S.,” stated Jupiter CEO Brian John.

About Jupiter Wellness
Jupiter Wellness, Inc. (NASDAQ: JUPW) is a leading developer of cannabidiol (CBD) based medical therapeutics and wellness products. The Company’s clinical pipeline of prescription CBD-enhanced skin care therapeutics address indications including eczema, burns, herpes cold sores, and skin cancer. Jupiter generates revenues from a growing line of proprietary over-the-counter skincare products including its flagship CaniSun™ sunscreen and other wellness brands sold through its robust distribution platform.

For additional information, please visit www.jupiterwellnessinc.com. The Company’s public filings can be found at www.Sec.gov.

Safe Harbor Statement
To the extent any statements contained in this presentation of Jupiter Wellness, Inc. (the “Company”) contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 and the information that are based upon beliefs of, and information currently available to, the company’s management as well as estimates and assumptions made by the company’s management. These statements can be identified by the fact that they do not relate strictly to historic or current facts. When used in this presentation the words “estimate,” “expect,” intend,” believe,” plan,” “anticipate,” “projected” and other words or the negative of these terms and similar expressions as they relate to the company or the company’s management identify forward-looking statements. Such statements reflect the current view of the company with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the company’s industry, its operations and results of operations and any businesses that may be acquired by the company. Should one or more of these risks or uncertainties materialize, or the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned. Although the company believes that the expectations reflected in the forward-looking statements are reasonable, the company cannot guarantee future results, performance, or achievements. Except as required by applicable law, including the security laws of the United States, the company does not intend to update any of the forward-looking statements to conform these statements to actual results.

Investor & Public Relations Contact Info

Phone: 561-244-7100

Email: info@jupiterwellnessinc.com